UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2022

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Greenwich Street New York, New York	10286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 495-1784

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BK	New York Stock Exchange
6.244% Fixed-to-Floating Rate Normal Preferred Capital Securities of Mellon Capital IV (fully and unconditionally guaranteed by The Bank of New York Mellon Corporation)	BK/P	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 under the Securities Act (17 CFR 230.405) or Rule 12b-2 under the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 6, 2022, The Bank of New York Mellon Corporation (the “Company”) announced that the Board of Directors (the “Board”) on July 1, 2022 appointed Dermot McDonogh to the position of Chief Financial Officer (“CFO”), effective February 1, 2023. Mr. McDonogh will join the Company on November 1, 2022 (the “Effective Date”), reporting to the Chief Executive Officer. Mr. McDonogh will succeed Emily Portney as CFO, who has served in that role since July 19, 2020. Ms. Portney will continue serving as CFO through January 31, 2023, at which time she will assume a new position leading the Company’s Treasury Services, Credit Services and Clearance & Collateral Management businesses.

Mr. McDonogh, 57, most recently served as the chief operating officer of the Europe, Middle East, and Africa region for Goldman Sachs International and as the chief executive officer of Goldman Sachs International Bank since 2015. Mr. McDonogh has no family relationship with any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. McDonogh and any person, including any officer or director of the Company, pursuant to which Mr. McDonogh was selected to serve as CFO.

On July 1, 2022, the Human Resources and Compensation Committee of the Board approved the compensation arrangement for Mr. McDonogh in connection with his appointment as CFO. As of the Effective Date, Mr. McDonogh will receive an annual base salary of $600,000. His 2022 incentive award has been established at a minimum of $5,000,000, to be delivered 30% in cash, 30% in restricted stock units (“RSUs”) and 40% in performance share units, in accordance with the Company’s Executive Compensation Program, which is described in the Compensation Discussion & Analysis section commencing on page 48 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on March 1, 2022 (the “Proxy Statement”). Mr. McDonogh will also be entitled to buyout awards that, in the aggregate, may not exceed $16,500,000, to be delivered in cash and RSUs (with the RSUs anticipated to vest in annual installments over a six-year period commencing in February 2024), with the final value of such awards to be calculated as of the Effective Date. All awards granted to Mr. McDonogh are subject to the Company’s clawback and recoupment policy as described in the Proxy Statement. Mr. McDonogh will also participate in the Company’s Executive Severance Plan as described in the Proxy Statement.

Item 7.01.	Regulation FD Disclosure.

On July 6, 2022, the Company issued a press release announcing the executive leadership changes set forth in Item 5.02 above. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information set forth in Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K, and the information contained therein shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number.	Exhibit Description

99.1	Press Release of The Bank of New York Mellon Corporation, dated July 6, 2022.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: July 6, 2022	By:	/s/ James J. Killerlane III
	Name:	James J. Killerlane III
	Title:	Secretary

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